Exhibit 3.2


                     Certificate of Amendment
                                of
              Restated Certificate of Incorporation
                                of
                    Time Warner Companies Inc.


     TIME WARNER COMPANIES INC., a corporation organized and existing under the laws of the State of Delaware (the
"Corporation"), does hereby certify as follows:

     1. Article I of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

     "The name of the corporation (hereinafter called the "Corporation") is TIME WARNER COMPANIES, INC."

     2. Article III of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

     "The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware."

     3.  Section 1 of Article IV of the Restated Certificate of
Incorporation of the Corporation is hereby amended to read in its entirety as follows:

     "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 60,500,000, consisting of (1) 60,000,000 shares of
     Preferred Stock, par value $0.01 per share ("Preferred
     Stock"), and (2) 500,000 shares of Common Stock, par value $0.01 per share ("Common Stock")."

     4. Article IV of the Restated Certificate of Incorporation of the Corporation is hereby amended to delete Sections 5 and 6 thereof.

     5. Article V of the Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety.

     6. Article VI of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          "Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws of the Corporation."

     7.  Article VII of the Restated Certificate of
Incorpo-ration of the Corporation is hereby deleted in its entirety.

     8.  Article VIII of the Restated Certificate of
Incorpo-ration of the Corporation is hereby amended to read in its entirety as follows:

          "In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation."

     9. Article IX of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          "The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter proscribed by statute, and all rights conferred upon stockholders herein are subject to this reservation."

     10. Article X of the Restated Certificate of Incorporation of the Corporation is hereby amended to delete Section 2 thereof.

     11. The foregoing amendments to the Restated Certificate of Incorporation of the Corporation, were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     12. This Certificate of Amendment of Restated Certificate of Incorporation of the Corporation, and the amendments to the Restated Certificate of Incorporation of the Corporation provided for herein, shall not become effective until and shall become effective at 9:00 a.m. (local time in Dover, Delaware) on October 11, 1996

     IN WITNESS WHEREOF, Time Warner Companies Inc. has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by Thomas W. McEnerney, its authorized officer, as of this 11th day of October, 1996.


                              TIME WARNER COMPANIES INC.

                              By: /s/Thomas W. McEnerney
                              Name:  Thomas W. McEnerney
                              Title: Vice President


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